AGREEMENT TO EXCHANGE COMMON STOCK
                                          BETWEEN

                                 PIERCE INTERNATIONAL, INC.

                                            AND
                        NORTH AMERICAN SOFTWARE ASSOCIATES, LIMITED

                                           INDEX

ARTICLE I - EXCHANGE OF SECURITIES ............................
ARTICLE II - REPRESENTATIONS AND WARRANTIES ...................
    2.0l - Organization .......................................
    2.02 - Capital ............................................
    2.03 - Directors and Officers........
    2.04 - Financial Statements ...............................
    2.05 - Absence of Changes .................................
    2.06 - Absence of Undisclosed Liabilities .................
    2.07 - Tax Returns ........................................
    2.08 - Investigation of Financial Condition................
    2.09 - Trade Names and Rights .............................
    2.l0 - Contracts and Leases ...............................
    2.ll - Insurance Policies .................................
    2.l2 - Compliance with Laws ...............................
    2.l3 - Litigation .........................................
    2.l4 - Ability to Carry Out Obligations ...................
    2.l5 - Full Disclosure ....................................
    2.l6 - Assets .............................................
    2A - Organization .........................................
    2B - Directors and Officers' Compensation; Banks ..........
    2C - Capital ..............................................
    2D - Financial Statements .................................
    2E - Absence of Changes ...................................
    2F - Absence of Undisclosed Liabilities ...................
    2G - Tax Returns ..........................................
    2H - Investigation of Financial Condition..........
    2I - Trade Names and Rights ...............................
    2J - Contracts and Leases .................................
    2K - Insurance Policies ...................................
    2L - Compliance with Laws .................................
    2M - Litigation ...........................................
    2N - Ability to Carry Out Obligations ..............................
    2O - Full Disclosure ......................................
    2P - Assets ...............................................
ARTICLE III - SHAREHOLDER REPRESENTATIONS .....................
ARTICLE IV - OBLIGATIONS BEFORE CLOSING .......................
    4.0l - Investigative Rights ...............................
    4.02 - Conduct of Business ................................

ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY PIERCE
    5.0l - Conditions .........................................
    5.02 - Accuracy of Representations ........................
    5.03 - Performance.........................................
    5.04 - Absence of Litigation ..............................
ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE BY NAS.
    6.0l - Conditions .........................................
    6.02 - Accuracy of Representations ........................
    6.03 - Performance ........................................
    6.04 - Absence of Litigation ..............................
    6.05 - Other ..............................................
ARTICLE VII - CLOSING .........................................
    7.0l - Closing ............................................
    7.02 - Exchange of Shares .....................
    7.03 - No Fractional Shares ...............................
    7.04 - Appointment of Directors ...........................
ARTICLE VIII - REMEDIES .......................................
    8.0l - Arbitration ........................................
    8.02 - Costs ..............................................
    8.03 - Termination ........................................
ARTICLE IX - MISCELLANEOUS ....................................
    9.0l - Captions and Headings ..............................
    9.02 - No Oral Change .....................................
    9.03 - Non-Waiver .........................................
    9.04 - Time of Essence ...................................
    9.05 - Entire Agreement ..................................
    9.06 - State Law .........................................
    9.07 - Counterparts ......................................
    9.08 - Notices ...........................................
    9.09 - Binding Effect ....................................
    9.l0 - Effect of Closing .................................
    9.ll - Mutual Cooperation ................................
    9.12 - Expenses............................................

    Exhibit A - Officers and Directors(NAS)
    Exhibit B - Financial Statements (NAS) ...........................
    Exhibit C - Not Used..........
    Exhibit D - Not Used.................
    Exhibit E - Not Used
    Exhibit F - Not Used
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit Boxes, Powers
                of Attorney (Pierce).....................................

    Exhibit H - Financial Statements - Changes in
                Financial Condition (Pierce)
    Exhibit I - Trademarks, Trade Names and Copyrights (Pierce)
    Exhibit J - Material Contracts (Pierce)
    Exhibit K-  Insurance Policies (Pierce)
    Exhibit L - Litigation (Pierce)

                       AGREEMENT TO EXCHANGE COMMON STOCK

         This AGREEMENT, made this 14th day of December, 1999, by and between Pierce International, Inc. ("Pierce"), North American Software Associates, Limited ("NAS") and the shareholders of NAS (as to Article I and Article III only) is made for the purpose of setting forth the terms and conditions upon which Pierce will acquire all of the issued and outstanding common stock of NAS in exchange for shares of Pierce's common stock.

In  consideration  of  the  mutual  promises,   covenants,  and  representations
contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                             EXCHANGE OF SECURITIES

         Subject to the terms and conditions of this Agreement, Pierce agrees to issue, and the shareholders of NAS agree to accept 76,801,017 shares of the common stock of Pierce in consideration for all of the issued and outstanding common stock of NAS. Immediately prior to the closing of this transaction, the total issued capital of Pierce will not exceed 7,515,705 shares of Common Stock and 80,000 shares of preferred stock. It is understood that shares will be issued to the shareholders of NAS up to the limits of Pierce's authorized capital. When Pierce's authorized capital is increased, the additional shares called for by this Agreement will be issued to the shareholders of Pierce on a pro rata basis.

            As soon as practicable after the Closing of this Agreement, Pierce will offer to those persons who were shareholders of Pierce immediately prior to the Closing, by means of a registration statement filed with the Securities and Exchange Commission, the right to purchase .26 of a share for each share held by such person at a price of $0.25 per share at any time prior to the expiration of one year from the effective date of the registration statement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         NAS represents and warrants to Pierce that:

         2.0l Organization. NAS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.02 Capital. The authorized capital stock of NAS consists of 50,000,000 shares of common stock, $0.001 par value, of which 6,142,849 shares will be issued and outstanding at closing. NAS is authorized to issue 1,000,000 shares of preferred stock. No shares of preferred stock will be outstanding prior to closing. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating NAS to issue or to transfer from treasury any additional shares of its capital stock of any class, except for options which allow shareholders of NAS to purchase up to an additional 2,305,648 shares of the common stock of NAS.

         2.03 Directors and Officers. Exhibit A to this Agreement contains the names, and titles of all directors and officers of NAS.

         2.04 Financial Statements. Exhibit B to this Agreement sets forth the balance sheet of NAS as of September 30, 1999, and the related statements of income for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by NAS throughout the periods indicated, and fairly present the financial position of NAS as of the dates of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

         2.05 Absence of Changes. Since September 30,1999, there has not been any change in the financial condition or operations of NAS, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         2.06 Absence of Undisclosed Liabilities. NAS did not as of September 30, 1999 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit B.

         2.07 Tax Returns. Within the times and in the manner prescribed by law, NAS has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of NAS have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in NAS's balance sheet as of September 30, 1999, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by NAS.

         2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Pierce shall have the opportunity to meet with NAS's accountants and attorneys to discuss the financial condition of NAS. NAS shall make available to Pierce the books and records of NAS. The minutes of NAS are a complete and accurate record of all meetings of the shareholders and directors of NAS and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of NAS's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of NAS contains an accurate record of all transactions with respect to the capital stock of NAS.

         2.09 Trade Names and Rights. No person other than NAS owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of NAS's business.

         2.l0 Contracts and Leases. NAS is not in default under any agreements or lease to which it is a party.

         2.ll Insurance Policies. NAS's business and property are adequately coverd by insurance policies that are in full force and effect.

         2.l2 Compliance with Laws. NAS has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to applicable federal and state securities laws. NAS does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

         2.l3 Litigation. NAS is in an arbitration proceeding with a company that claims NAS owes such person approximately $200,000 for software sold to NAS. With the exception of the foregoing arbitration proceeding, NAS is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of NAS threatened, against or affecting NAS or its business, assets, or financial condition. NAS is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. NAS is not engaged in any legal action to recover moneys due to NAS or damages sustained by NAS.

         2.14 Ability to Carry Out Obligations. Subject to the approval of this agreement by the shareholders of NAS, NAS has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by NAS and the performance by NAS of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which NAS is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of NAS, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of NAS.

         2.15 Full Disclosure. None of representations and warranties made by NAS, or in any certificate or memorandum furnished or to be furnished by NAS, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. NAS has disclosed to PIERCE all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on NAS's business.

         2.l6 Assets. NAS has good and marketable title to all of its property.

         PIERCE represents and warrants to NAS that:

         2A. Organization. Pierce is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2B. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names, addresses, and titles of all directors and officers of Pierce and all persons whose compensation from Pierce as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $5,000; (ii) the name and address of each bank with which Pierce has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from Pierce and a summary of the terms thereof.

         2C. Capital. The authorized capital stock of Pierce consists of 30,000,000 shares of common stock, no par value and 400,000 shares of preferred stock. At closing no more than 7,515,705 shares of common stock and 80,000 shares of preferred stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Pierce to issue or to transfer from treasury any additional shares of its capital stock of any class other than 80,000 shares of common stock which are issuable upon the conversion of Pierce's Series I preferred stock. There are no accrued but unpaid dividends relating to any of Pierce's common or preferred stock.

         2D. Financial Statements. Exhibit H to this Agreement sets forth balance sheets of Pierce as of September 30,1999, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Pierce throughout the periods indicated, and fairly present the financial position of Pierce as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

         2E. Absence of Changes. Since September 30,1999, there has not been any change in the financial condition or operations of Pierce, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit H.

         2F. Absence of Undisclosed Liabilities. Pierce did not as of September 30,1999 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit H.

         2G. Tax Returns. During the past five years no federal income tax returns of Pierce have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Pierce's balance sheet as of September 30,1999, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Pierce.

         2H. Investigation of Financial Condition of Pierce. Without in any manner reducing or otherwise mitigating the representations contained herein, NAS shall have the opportunity to meet with Pierce's accountants and attorneys to discuss the financial condition of Pierce. Pierce shall make available to NAS the books and records of Pierce. The minutes of Pierce are a complete and accurate record of all meetings of the shareholders and directors of Pierce and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Pierce's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

         2I. Trade Names and Rights. Exhibit I attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by Pierce. No person, other than Pierce, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of Pierce, as such business is to be conducted after the closing of this transaction.

         2J. Contracts and Leases. Exhibit J attached hereto and made a part hereof contains a summary of provisions of all material contracts, leases, and other agreements of Pierce presently in existence or which have been agreed to by Pierce. Pierce is not in default under any of these agreements or leases.

         2K. Insurance Policies. Exhibit K to this Agreement is a description of all insurance policies held by Pierce concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit K.

         2L. Compliance with Laws. Pierce has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. Pierce does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. Pierce has filed with the Securities and Exchange Commission ("SEC") and any applicable state securities agency, all required forms, reports, schedules, statements and other documents (collectively, the "SEC Documents"). The SEC Documents filed by Pierce, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with applicable federal and state securities laws, as the case may be, and the rules and regulations of the SEC and any applicable state securities agency. The financial statements of Pierce included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Pierce as of the dates thereof and the results of its operations and cash flows for the periods then ended.

         2M. Litigation. Other than as disclosed on Exhibit L, Pierce is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Pierce threatened, against or affecting Pierce or its business, assets, or financial condition. Pierce is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Pierce is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit L.

         2N. Ability to Carry Out Obligations. Pierce has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Pierce and the performance by Pierce of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Pierce is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Pierce, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Pierce.

         2O. Full Disclosure. None of representations and warranties made by Pierce, or in any certificate or memorandum furnished or to be furnished by Pierce, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Pierce has disclosed to NAS all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on Pierce.

     2P.   Assets. Pierce has good and marketable title to all of its property.


                                   ARTICLE III

                           SHAREHOLDER REPRESENTATIONS

         Each shareholder of NAS represents to Pierce that he has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his shares in NAS pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, or agreement to which he is a party, or by which he may be bound, nor will any consents or authorizations of any party be required. Each shareholder of NAS represents and warrants to Pierce that the shares of NAS that such shareholder will deliver at closing will be free of any liens or encumbrances.

     Each shareholder of NAS understands that the shares being acquired from Pierce represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission. ARTICLE IV

                           OBLIGATIONS BEFORE CLOSING

         4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO PERFORMANCE BY
                                     PIERCE

         5.01 Conditions. Pierce's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. Pierce may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Pierce of any other condition of or any of Pierce's other rights or remedies, at law or in equity, if NAS shall be in default of any of its representations, warranties, or covenants under this agreement.

         5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NAS in this Agreement or in any written statement that shall be delivered to Pierce by NAS under this Agreement shall be true on and as of the closing date as though made at those times.

         5.03 Performance. NAS shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. NAS shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

         5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO PERFORMANCE BY NAS

         6.01 Conditions. NAS' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article VI. NAS may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NAS of any other condition of or any of NAS' other rights or remedies, at law or in equity, if Pierce shall be in default of any of its representations, warranties, or covenants under this agreement.

         6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Pierce in this Agreement or in any written statement that shall be delivered to NAS by Pierce under this Agreement shall be true on and as of the closing date as though made at those times.

         6.03 Performance. Pierce shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. Pierce shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

         6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

         6.05 Other. At the time of closing, Pierce will not have any liabilities except for a $10,000 note payable to Robert Crawford. Prior to the closing, Pierce Parker will have executed agreements, to be effective at the closing and in form and substance satisfactory to NAS, pertaining to (i) the sale of 1,100,000 shares of common stock of Pierce; and (ii) restrictions on the resale of any additional shares of the common stock of Pierce which he will own or have the right to acquire.

                                   ARTICLE VI
                                    CLOSING

         7.0l Closing. The closing of this transaction shall be held at the offices of Hart & Trinen. Unless the closing of this transaction takes place before December 15, 1999, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

         By NAS:

         A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of NAS are true and correct as of, or have been fully performed and complied with by, the closing date.

         By Pierce:

A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of Pierce are true and correct as of, or have been fully performed and complied with by, the closing date.

         7.02 Exchange of Shares. On the closing date, each share of common stock of NAS then issued and outstanding, will be exchanged, on a pro-rata basis, for fully paid and nonassessable shares of Pierce in accordance with this Agreement.

         7.03 No Fractional Shares. No certificates for fractional share interests of common stock of Pierce will be issued, but, in lieu thereof, Pierce will issue one share of its common stock for each fractional share held in NAS.

         7.04 Appointment of Directors. At the closing of this Agreement, Pierce will cause Robert Crawford to be appointed to Pierce's Board of Directors. Following such appointment, all present officers and directors of Pierce will resign.

                                  ARTICLE VIII

                                    REMEDIES

         8.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Denver, Colorado in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         8.03 Termination. In addition to the other remedies, Pierce or NAS may on or prior to the closing date terminate this Agreement, without liability to the other party:

(i) If any bona fide action or proceeding shall be pending against Pierce or NAS on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

(iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

         9.06 State Law. This Agreement and its application shall be governed by the laws of the State of Colorado.

         9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         Pierce International, Inc.

         Pierce D. Parker
         Pierce International, Inc.
         6746 South Revere Parkway
         Suite 130
         Englewood, CO 80112
         (303) 792-0719
         (303) 799-6469

With a copy to:

         David M. Summers, Esq.
         5670 Greenwood Plaza Blvd.
         Suite 422
         Englewood, CO 80111
         (303) 220-5420
         (303) 220-7755 (fax)

         North American Software Associates, Limited

         Robert Crawford
         North American Software Associates, Limited
         751 County Road 989
         Iuka, MS 38852
         (662) 424-5000
         (662) 424-5059 (fax)

With a copy to:

         William T. Hart, Esq.
         Hart & Trinen
         1624 Washington Street
         Denver, Colorado 80203
         303-839-0061
         303-839-5414 (fax)

         9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

         9.ll Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

         9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker, with the exception of The Lumiere Companies, has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement. The parties understand that following the closing of this transaction The Lumiere Companies will received 1,687,934 shares of the common stock of Pierce.

         AGREED TO AND ACCEPTED as of the date first above written.

                                   Pierce International, Inc.

                                   By _____________________________
                                      Pierce D. Parker, President


                                    North American Software Associates, Limited.

                                   By __________________________________
                                      Robert Crawford, President

      AGREED TO AND ACCEPTED as to Articles I and III only:


                                          ----------------------------------
                                          Arline C. Crawford


                                          ----------------------------------
                                          Robert R. Crawford


                                          TREI Trust


                                          By _________________________________
                                             Trustee


                                          ----------------------------------
                                          Ted Roberts III


                                          ----------------------------------
                                          Joan Roberts


                                          ----------------------------------
                                          Erin Roberts


                                          ----------------------------------
                                          Elaine Roberts


                                          ----------------------------------
                                          William Cave


                                          ----------------------------------
                                          Jeffrey Hibbard


                                          ----------------------------------
                                          Mark Eaton

                                          ----------------------------------
                                          Andrew Chu


                                          ----------------------------------
                                          Jamie Wadkins

                                          ----------------------------------
                                          Gary Keith Barnett


                                          ----------------------------------
                                          Edgar Earl Wadkins


                                          ----------------------------------
                                          Jerry Wilemon


                                          ----------------------------------
                                          Carolyn Wilemon


                                          ----------------------------------
                                          James Scotty Belue


                                          ----------------------------------
                                          Mary Belue


                                          ----------------------------------
                                          Martha T. Segars


                                          ----------------------------------
                                          R. Bruce Crawford


                                          ----------------------------------
                                          S. Virzi


                                          ----------------------------------
                                          Francis Bodkin

                                          ----------------------------------
                                          Duncan Bruce


                                          ----------------------------------
                                          Tamara Bruce

                                          ----------------------------------
                                          Brian Forman


                                          ----------------------------------
                                          James White


                                          ----------------------------------
                                          Kelly Segars


                                          ----------------------------------
                                          R.P. Suto


                                          ----------------------------------
                                          Barbara Suto


                                          ----------------------------------
                                          John B. O'Neil


                                          Citrus Springs Trust


                                          By _______________________________
                                             Trustee

                                          ----------------------------------
                                          James A. Marlin


                                          ----------------------------------
                                          Forest Stacy


                                          ----------------------------------
                                          Tommy Dean

EXHIBIT A

      Officers and directors of North American Software Associates, Limited

               Name                           Position

     Robert R. Crawford    President, Treasurer, Secretary, Director
     W. James White        Vice President, Director, Market Development
     Ted Roberts, III      Vice President, Chief Information & Operating Officer
     Florian Yoste, III    Vice President, Government Affairs

EXHIBIT G

1.    Officers and directors of Pierce International, Inc.

               Name                       Position

           Pierce D. Parker      President and Director
           Nancy A. Cooper       Vice President, Secretary and Director
           Richard F. Douglas    Director

2. Pierce International, Inc. does not have any agreements or commitments to compensate any person following the closing of this Agreement.

3.    Banks

     Vectra Bank of Colorado
     Denver Tech Center Branch
     8000 East Belleview Ave.
     Greenwood Village, CO 80111     Account No. 415 000 1255

     First United Bank
     Cottonwood Plaza Office
     17821 Cottonwood Drive
     Parker, CO 80134                Account No. 403 000 1192


     No safe deposit boxes.

4. No person has a power of attorney from Pierce International, Inc.

EXHIBIT H   Financial Statements

      Financial statements are attached.

          Since September 30, 1999 Pierce International, Inc. has sold all of its assets to an entity affiliated with Pierce Parker in consideration of such entity's assumption of all liabilities of Pierce International, Inc. at the time of sale.

          At the closing of this Agreement, Pierce International, Inc. will not have any liabilities, with the exception of a $10,000 note payable to Robert Crawford.


EXHIBIT I   None

EXHIBIT J   None

EXHIBIT K   None

EXHIBIT L   None